Exhibit 99.1

Unigene Announces Fourth Quarter and Full-Year 2011 Results

Proprietary, leading oral peptide drug delivery platform validated
Company continuing successful execution of targeted growth strategy
Priority challenge to address debt and restructure balance sheet
Webcast and Conference Call scheduled for today at 11:00 a.m. ET

MARCH 8, 2012 – BOONTON, N.J. -- Unigene Laboratories, Inc. (OTCBB: UGNE), today announced financial results for the fourth quarter and full-year ended December 31, 2011.  The Company highlighted key corporate accomplishments in 2011 and outlined its anticipated milestones for 2012.

Fourth Quarter and Full-Year 2011 Financial Summary

Unigene announced positive net income of $4.4 million or $0.05 per share for the three months ended December 31, 2011 compared to a net loss of $3.9 million or ($0.04) per share for the same period in 2010.  This favorable change was mainly due to the termination of the Company’s oral PTH analog license agreement with GSK, whereby previously deferred milestone payments (in the aggregate amount of $7.7 million) were recognized as revenue.  The Company reported a net loss of $17.9 million for the full-year ended December 31, 2011 or ($0.19) per share compared to a net loss of $27.9 million or ($0.30) per share for 2010.

Revenue for the three months ended December 31, 2011 was $12.5 million, compared to $2.9 million for the three months ended December 31, 2010.  Revenue for the full-year ended December 31, 2011 was $20.5 million compared to $11.3 million for 2010.

Cash and cash equivalents at December 31, 2011 totaled $4.7 million compared to $12.2 million at the same time point in 2010.  Cash and cash equivalents at September 30, 2011 totaled $5.2 million.  Based on the Company’s current projections, cash flow is expected to be sufficient to fund its business operations through the end of 2012.

Ashleigh Palmer, Unigene’s President and CEO stated, “We accomplished a great deal in 2011, including the validation of our proprietary leading oral peptide drug delivery platform by way of the positive Phase 3 oral calcitonin results seen in Tarsa’s ORACAL trial and the positive Phase 2 trial results demonstrating definitive proof-of-concept for our oral PTH analog.  On the other hand, we did not see favorable results from Novartis’ Phase 3 program in which our manufacturing technology was used to produce calcitonin drug substance for a competitor’s formulation.  Also, most disappointingly, we did not benefit from milestone payments associated with GSK advancing to the next stage of clinical development for our oral PTH analog, the full rights to which now revert back to Unigene.  Nevertheless, I am extremely pleased with our many operational and scientific successes throughout last year, leading to cash runway extension and our avoidance of having to take on additional debt, as well as our ability to reduce the impact of negative events outside of our control.   Such events would almost certainly have been fatal 18 months ago.”  Palmer continued, “Although Unigene’s balance sheet represents an enormous priority challenge that threatens the Company’s viability going forward, my management team and I believe that, if we execute solidly on our stated corporate goals and milestones in 2012, we will have many of the key elements in place to begin effectively addressing the significant debt we have inherited.”

2011 Highlights
•	Reported positive Phase 3 ORACAL trial results for Unigene’s oral calcitonin product, licensed to Tarsa Therapeutics, uniquely validating Unigene’s oral peptide drug delivery technology;

•	Announced positive top-line Phase 2 proof-of-concept results for Unigene’s experimental oral parathyroid hormone (PTH) analog, further validating the Company’s oral delivery technology;

•
Built a robust portfolio of seven feasibility studies evaluating Unigene’s industry-leading Peptelligence™ platform for oral drug delivery of proprietary peptides across a broad spectrum of high potential valuation therapeutic areas;

•
Signed Manufacturing and Clinical Supply Agreement enabling Cara Therapeutics to commence Phase 1 clinical testing of a proprietary Unigene oral formulation of Cara’s investigational peptide drug, CR845, for neuropathic pain;

•	Divested or monetized a number of non-strategic assets and interests to extend cash runway, including Unigene’s equity position in a Chinese manufacturing operation to a joint venture partner;

•	Accelerated preclinical development of Unigene’s lead metabolic peptide, UGP281, targeting patients with morbid obesity; and

•
Formed joint development vehicle (JDV) with Nordic Bioscience to advance up to three of Unigene’s proprietary peptide analogs through Phase 2 proof-of-concept for multiple blockbuster indications, including Type 2 diabetes and osteoarthritis.

2012 Anticipated Milestones
•	Publish detailed results of oral PTH analog’s positive Phase 2 proof-of-concept trial in peer review journal and/or prestigious scientific congress;

•	Effectively partner oral PTH analog, a highly transactable Phase 2 proof-of-concept asset;

•
Continue to build a robust portfolio of feasibility programs with various biopharmaceutical partners evaluating Unigene’s industry-leading Peptelligence™ platform for oral drug delivery of proprietary peptides;

•	Convert at least one Peptelligence™ feasibility study into a definitive license agreement associated with significant milestones and royalties;

•	File an IND and begin Phase 1 clinical testing of Unigene’s lead metabolic peptide, UGP281, targeting patients with morbid obesity;

•	Select lead molecule and announce relevant preclinical study results for Type 2 diabetes or osteoarthritis indication under JDV with Nordic Bioscience.

Additional Financial Results & Notes

Revenue for the year ended December 31, 2011 increased $9.2 million, or 81%, to $20.5 million from $11.3 million in 2010. This favorable change was primarily due to an increase in licensing revenue of $9.0 million mainly resulting from the termination of the Company's license agreement with GSK, whereby previously deferred upfront and milestone payments in the aggregate amount of $7.7 million were recognized as revenue. In addition, in 2011, development fees increased $3.0 million, or 164%, to $4.8 million from $1.8 million in 2010. This increase was primarily due to development and testing services for GSK and Tarsa. However, total revenue was negatively impacted by the continuing decline in Fortical revenue.

Unigene had operating income of $6.4 million for the three months ended December 31, 2011, an improvement of $9.1 million from the operating loss of $2.7 million for the three months ended December 31, 2010.     Operating loss for the twelve months ended December 31, 2011 decreased approximately $6.8 million, or 66%, to $3.5 million from $10.3 million for the corresponding period in 2010.

Net loss for 2011 decreased approximately $10.0 million, or 36%, to $17.9 million from $27.9 million in 2010. This was primarily due to an increase in revenue of $9.2 million mainly due to an increase in licensing revenue of $9.0 million. In addition, in 2011, interest expense increased $1.6 million and losses from our investments in Tarsa and Unigene’s former China joint venture increased by $4.3 million over 2010. However, in 2010 the Company recognized a loss on the change in fair value of embedded conversion feature of $8.1 million and a debt issuance cost of $2 million.

Unigene expects to file its Annual Report on Form 10-K, including financial statements, for the year ended December 31, 2011, with the Securities and Exchange Commission on March 15, 2012. The Company anticipates that its independent registered public accounting firm will include an explanatory paragraph in their audit opinion that expresses substantial doubt about the Company’s ability to continue as a going concern based on its current financial resources or the risk of defaulting on the note for its primary debt.

Conference Call and Webcast
Unigene’s senior management team will host a conference call and webcast today, March 8, 2012 at 11:00 a.m. ET.

Interested participants and investors may access the conference call at 11 a.m. ET by dialing 866-277-1181 (U.S./Canada) or 617-597-5358 (international); participant code 82583482.  An audio webcast can be accessed by logging on to the Investors and Media section under the Events tab of the Unigene web site, http://www.unigene.com.

A telephonic replay of the call will be available for two weeks beginning at 2 p.m. ET on March 8.  Access numbers for this replay are 888-286-8010 (U.S./Canada) and 617-801-6888 (international); participant code
18902945. The webcast replay will remain available in the Investors section of the Unigene Laboratories web site for 30 days.

About Unigene Laboratories, Inc.
Unigene Laboratories, Inc. is a leader in the design, delivery, manufacture and development of peptide-based therapeutics. The Company is building a robust portfolio of proprietary partnerships in this expanding drug class based on its Peptelligence™ platform. Peptelligence encompasses extensive intellectual property covering drug delivery and manufacturing technologies, unsurpassed research and development expertise, and proprietary know-how representing a genuine distinctive competence. Core Peptelligence™ assets include proprietary oral and nasal peptide drug delivery technologies, and proprietary, high-yield, scalable and reproducible E. coli-based manufacturing technologies.

Safe Harbor statements under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, including statements relating to whether the Company’s ability to continue as a going concern based on its current financial resources or the risk of defaulting on the note for its primary debt; cash flow will be sufficient to fund operations through the end of 2012; the Company will execute solidly on its corporate goals in 2012 and, if so, if it has the key elements in place to begin to address its significant debt; the joint development vehicle with Nordic Bioscience will advance up to three of Unigene’s proprietary analogs through Phase 2 proof-of-concept for multiple blockbuster indications, including Type 2 diabetes and osteoarthritis; the Company will publish detailed results of oral PTH positive Phase 2 proof-of-concept trial in peer review journal and/or prestigious scientific congress; the Company will effectively partner oral PTH; the Company will Continue to build a portfolio of feasibility programs with various pharmaceutical companies evaluating Unigene’s Peptelligence™ platform; the Company will convert at least one Peptelligence™ feasibility study into a definitive license agreement associated with significant milestones and royalties; the Company will file an IND and begin Phase 1 clinical testing of UGP281; a lead molecule for Type 2 diabetes indication will be selected under the joint development vehicle (JDV) with Nordic Bioscience; the Company will announce preclinical results for Type 2 diabetes indication under the JDV with Nordic Bioscience; the Company will advance its own pipeline of novel, proprietary peptide product candidates focused on metabolic disease and inflammation; Tarsa will report top-line results from this study in the second half of 2012; Tarsa will file its New Drug Application (NDA) submission schedule to the U.S. Food and Drug Administration (FDA) for OSTORA before the end of 2012; the Company will receive sales-related milestone payments and single-digit royalties on worldwide sales (except China) of OSTORA; the Company will file an Investigational New Drug (IND) application for UGP281 with the FDA and initiate Phase 1 clinical studies before the end of 2012; up to three of Unigene’s internally-developed, proprietary calcitonin analogs will be progressed through Phase 2 proof-of-concept in humans for the treatment of Type 2 diabetes, osteoarthritis and osteoporosis; Unigene and Nordic select the lead molecule for the Type 2 diabetes indication, conduct early-stage preclinical studies and report preclinical results of this lead molecule in the second half of 2012; the Company targets and exploits its Peptelligence™ platform of peptide oral drug delivery and manufacturing assets, expertise and capabilities and builds a portfolio of opportunities; the Company’s business development capabilities generate near-term revenue from the ongoing/completed feasibility studies; at least one feasibility study convert into a high-value milestone and royalty payment or revenue sharing licensing agreement over the next 6-9 months; Cara reports the results from its Phase 1 study before the end of the first quarter of 2012; Stealth’s Phase 1 clinical study begins later this year; OSTORA’s potential to become the first orally delivered peptide approved by the FDA; approval (if any) of OSTORA will further validate the Company’s oral peptide drug delivery technology platform; the Company’s investment in Tarsa will provide a meaningful return to Unigene that will ultimately benefit out stockholders; We have based these forward-looking statements on our current expectations and projections about future events, including our cash flow projections. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. These known and unknown risk factors include, but are not limited to: the delay in obtaining or the failure to obtain regulatory approvals for our products and the products of our licensees that may generate royalty and milestone payments to us, our ability to achieve product sales and royalties, competition, our dependence on other companies to commercialize, manufacture and sell products using our technologies and our ability to enter into favorable new agreements with such companies, our ability to cut expenses and maintain efficiencies, our ability to enter into new financing arrangements,  the ability of our products to gain market acceptance and increase market share, the uncertainty of results of animal and human testing, the risk of product liability and liability for human clinical trials, our dependence on patents and other proprietary rights and the risks associated with patent litigation, dependence on key management officials, the availability and cost of capital, the availability of qualified personnel, changes in, or the failure to comply with, governmental regulations, general economic and business conditions, our history of losses and ability to achieve profitability, litigation and other risk factors discussed in our Securities and Exchange Commission ("SEC") filings, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. Words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "potential," "continue," and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements. In addition, any statements that refer to expectations, projections, contingencies, goals, targets or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements and are not statements of historical fact. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements after the date of this release.

Investor Contact:
Unigene Laboratories, Inc.
Jenene Thomas
VP, Investor Relations and Business Administration
973-265-1107
jthomas@unigene.com

Media Contact:
Tiberend Strategic Advisors, Inc.
Jason Rando / Andrew Mielach
212-827-0020
jrando@tiberend.com  / amielach@tiberend.com

SOURCE:  Unigene Laboratories, Inc.

Tables to follow

UNIGENE LABORATORIES, INC.
BALANCE SHEETS
DECEMBER 31, 2011 and 2010

	2011	2010
ASSETS
Current Assets:
Cash and cash equivalents	$4,681,683	$12,200,800
Accounts receivable	2,854,038	1,553,091
Accounts receivable – Tarsa	8,193	186,263
Inventory, net	1,283,550	1,417,934
Due from former China joint venture partner	600,000	--
Prepaid expenses and other current assets	862,761	699,950

Total Current Assets	10,290,225	16,058,038

Noncurrent inventory	1,946,647	2,881,980
Property, plant and equipment, net	2,977,058	3,190,117
Patents and other intangibles, net	2,020,458	2,670,044
Investment in China joint venture	--	3,175,925
Investment in Tarsa	--	--
Deferred financing costs, net	99,293	181,457
Other assets	341,014	313,382

Total Assets	$17,674,695	$28,470,943

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$1,472,925	$974,998
Accrued expenses	2,094,449	2,834,345
Current portion - deferred licensing fees	1,262,622	2,290,916
Current portion – deferred gain on sale/leaseback	116,760	--
Notes payable – Levys	750,000	--
Due to China joint venture partner	--	1,200,000

Total Current Liabilities	5,696,756	7,300,259

Notes payable – Levys, excluding current portion	13,987,518	14,737,518
Note payable – Victory Park –net of discount of $3,945,124 in 2011 and $7,209,700 in 2010	34,073,626	25,790,300
Accrued interest –Victory Park and Levys, excluding current portion	11,827,982	9,285,359
Accrued expenses, excluding current portion	--	162,296
Deferred licensing fees, excluding current portion	6,101,287	11,152,037
Deferred gain on sale/leaseback, excluding current portion	632,483	--
Deferred compensation	492,851	471,890

Total Liabilities	72,812,503	68,899,659

Commitments and Contingencies
Stockholders’ deficit:
Common Stock - par value $.01 per share, authorized 275,000,000 shares in 2011 and 2010; issued and outstanding: 95,215,599 shares in 2011 and 92,475,597 shares in 2010	952,156	924,756
Additional paid-in capital	132,415,958	129,227,058
Accumulated deficit	(188,505,922)	(170,580,263)
Treasury Stock – at cost (26,650 shares in 2010)	--	(267)

Total Stockholders’ Deficit	(55,137,808)	(40,428,716)

Total Liabilities and Stockholders’ Deficit	$17,674,695	$28,470,943

UNIGENE LABORATORIES, INC.
STATEMENTS OF OPERATIONS
Years Ended December 31, 2011, 2010 and 2009

	2011	2010	2009
Revenue:
Product sales	$3,843,787	$5,246,159	$5,941,254
Royalties	1,603,371	2,974,365	4,991,266
Licensing revenue	10,250,740	1,300,763	1,253,260
Development fees and other revenues	3,517,440	811,992	545,788
Tarsa revenue	1,293,008	1,006,935	60,270

	20,508,346	11,340,214	12,791,838

Operating Expenses:
Cost of goods sold	1,551,624	2,608,083	2,171,231
Research and development	9,015,749	6,428,041	12,350,796
General and administrative	8,887,010	7,685,039	8,937,683
Unallocated facility expenses	3,345,971	3,105,989	1,711,642
Inventory reserve	--	716,989	--
Loss on sale of patents	824,241	--	--
Severance expense - Levys	349,980	1,120,000	--

	23,974,575	21,664,141	25,171,352

Operating Loss	(3,466,229)	(10,323,927)	(12,379,514)

Other income (expense):
Loss on change in fair value of embedded conversion feature	--	(8,125,000)	--
Debt issuance cost	--	(2,007,534)	--
Qualifying therapeutic discovery grant	--	977,917	--
Gain on technology license to Tarsa - net	--	--	5,685,530
Interest and other income	58,535	85,546	133,581
Interest expense	(10,923,967)	(9,291,773)	(4,862,319)
Gain (loss) from investment in former China joint venture	(1,375,925)	115,774	95,378
Loss from investment in Tarsa	(2,819,143)	--	(2,119,450)

Loss before income taxes	(18,526,729)	(28,568,997)	(13,446,794)
Income tax benefit – principally from sale of New Jersey tax benefits in 2011 and 2010	601,070	700,503	67,115

Net loss	$(17,925,659)	$(27,868,494)	$(13,379,679)

Loss per share – basic and diluted:
Net loss per share	$(0.19)	$(0.30)	$(0.15)

Weighted average number of shares outstanding – basic and diluted	93,181,384	91,961,673	90,662,089

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